EXHIBIT 99.1

Joint Filer Information

Morgan Stanley & Co. Incorporated (“MS&Co”) has designated Morgan Stanley (“MS”) as the “Designated Filer” for the purposes of the attached Form 4.

Issuer and Ticker Symbol: Premium Standard Farms, Inc. (PORK)

Date of Event Requiring Statement: 06/17/2005

Signature:	/s/ Dennine Bullard

By: Dennine Bullard, as
authorized signatory for MS

Signature:	/s/ Dennine Bullard

By: Dennine Bullard, as
authorized signatory for MS&Co.